Exhibit 10.1

2019 Executive Officer Annualized Base Salaries

Effective June 24, 2019, the annualized base salaries for Omnicell’s executive officers are as follows:

Name	Title	2019 Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$721,000
Dan S. Johnston	Executive Vice President and Chief Legal & Administrative Officer	$350,000
Peter J. Kuipers	Executive Vice President and Chief Financial Officer	$435,000
Nhat H. Ngo	Executive Vice President, Marketing, Strategy & Business Development	$375,000
Scott P. Seidelmann	Executive Vice President and Chief Commercial Officer	$420,000